Registration
                                                                      Number 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           The SECURITIES ACT OF 1933

                               COGNEX CORPORATION
               (Exact name of issuer as specified in its charter)

                            Massachusetts 04-2713778
          State of Incorporation (IRS Employer Identification Number)

                       One Vision Drive, Natick, MA 01760
                    (Address of Principal Executive Offices)

                                 (617) 650-3000
              (Registrant's telephone number, including area code)

                               COGNEX CORPORATION
                    1991 Isys Long Term Equity Incentive Plan
                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed    Proposed
Title of                           Maximum     Maximum
Securities        Amount           Offering    Aggregate      Amount of
to be             to be            Price       Offering       Registration
Registered        Registered(l)    Per Share   Price          Fee(2)

Common Stock,     253,547 shares   $  .00068   $     172.41   $         .06
par value          60,449 shares    $    .51   $  30,843.75   $       10.64
$.002 per share     7,593 shares     $   .29   $   2,195.67   $         .75
                                   Total       $  33,211.83   $      100.00

(1) Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) The registration fee has been calculated with respect to the 253,547 shares registered on the basis of the price at which restricted shares issuable under the Plan may be purchased and with respect to the remaining 68,042 on the basis of the price at which options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

      The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

      (a) The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

      (b) All of the reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

      (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

      Inapplicable

Item 5.  Interests of Named Experts and Counsel

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts. Anthony J. Medaglia, Jr., who is a stockholder of Hutchins, Wheeler & Dittmar, A Professional Corporation, is Clerk of the Company. Mr. Medaglia owns 48,602 shares of the Company's Common Stock. In addition Mr. Medaglia holds options for the purchase of 22,400 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

      Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides as follows:

      "Section 67. Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

      No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

      Article VII of the By-laws of the Company provides as follows:

                                   ARTICLE VII

                     Indemnification of Directors and Others

      Section 7.1   Definitions

      For purposes of this Article VII:

      (a) "Director/officer" means any person who is serving or has served as a Director, officer, employee or other agent of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, employee or other agent of any other organization.

      (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

      (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.

      Section 7.2   Right to Indemnification

      Except as limited by law or as provided  in  Sections  7.3 and 7.4 of this
Article VII, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

      Section 7.3   Indemnification not Available

      No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation.

      Section 7.4   Compromise or Settlement

      In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

      Section 7.5   Advances

      The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding, upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

      Section 7.6   Not Exclusive

      Nothing  in  this   Article   VII  shall   limit  any  lawful   rights  to
indemnification existing independently of this Article VII.

      Section 7.7   Insurance

      The provisions of this Article VII shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any Expense, whether or not the Corporation would have the power to indemnify him against such Expense under this Article VII.

      Item 7.  Exemption from Registration Claimed

      Not Applicable.

      Item 8.  Exhibits

Number             Description

4A   1991 Isys Long Term Equity Incentive Plan.

5 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.

24 Consents of Independent Accountants - included in Registration Statement under heading "Consent of Independent Accountants."

    Item 9.  Undertakings

    The undersigned Registrant hereby undertakes the following:

    (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                  SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 29th day of March, 1996.

                                             COGNEX CORPORATION


                                             By:/s/Robert J. Shillman
                                                ------------------------------
                                                Robert J. Shillman, President,
                                                Chief Executive Officer and
                                                Chairman of the Board of
                                                Directors

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Robert J. Shillman and John J. Rogers, Jr., and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature           Title                                        Date

/s/Robert J. Shillman  President, Chief Executive               March 29, 1996
- ---------------------- Officer and Chairman of the
Robert J. Shillman     Board of Directors (principal
                       executive officer)

/s/John J. Rogers, Jr. Executive Vice President,                March 29, 1996
- ---------------------- Chief Financial Officer and
John J. Rogers, Jr.    Treasurer (principal financial
                       and accounting officer)

/s/Reuben Wasserman    Director                                 March 29, 1996
- ----------------------
Reuben Wasserman

/s/William Krivsky     Director                                 March 29, 1996
- ----------------------
William Krivsky

- ---------------------- Director                                 March __, 1996
Patrick Sansonetti


/s/Anthony Sun         Director                                 March 29, 1996
- ----------------------
Anthony Sun

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    EXHIBITS

                                       to

                                    FORM S-8






                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933














                               COGNEX CORPORATION
             (Exact name of registrant as specified in its charter)